SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: FEBRUARY 18, 2000

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                  ---------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

          0-12771                                     95-3630868
------------------------                   ------------------------------------
(COMMISSION FILE NUMBER)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  10260 CAMPUS POINT DRIVE, SAN DIEGO, CA 92121
              -----------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

                                 (858) 826-6000
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                    FORM 8-K

ITEM 2.  ACQUISITIONS OR DISPOSITIONS OF ASSETS.

(a) On February 11, 2000, Network Solutions, Inc. ("NSI"), completed a secondary offering of 8,889,500 shares of NSI Common Stock. Of the shares sold in the offering, SAIC Venture Capital Corporation, a wholly-owned subsidiary of Registrant ("SAIC-VCC"), sold 6,700,000 shares, NSI sold 2,159,500 shares and other selling stockholders sold 30,000 shares of NSI Common Stock at $247 per share before deducting underwriting commissions of $9.75 per share. SAIC-VCC received net proceeds from the offering of $1,589,575,000 and will recognize a gain on the sale before income taxes of approximately $1.5 billion which will be recorded in the first quarter ending April 30, 2000. Upon completion of this secondary offering, SAIC-VCC owned 8,150,000 shares of NSI Common Stock which represents 22.6% of the outstanding NSI Common Stock. With the recomposition of the NSI Board of Directors and the current 22.6% interest in NSI, the Registrant, under existing accounting literature, will no longer consolidate NSI's financial statements and will instead recognize its proportionate share of NSI's net income or loss under the equity method of accounting beginning in the first quarter ending April 30, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro forma financial information is not required because NSI does not meet the significant subsidiary tests as defined in Regulation S-X Article 1-02(w).


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



(Registrant)                  SCIENCE APPLICATIONS
                              INTERNATIONAL CORPORATION



Date:   February 18, 2000     By       /s/ Douglas E. Scott
                                 -------------------------------------------
                                       Douglas E. Scott
                              Its:     Senior Vice President
                                       and General Counsel